Exhibit 99.1

Quanterix Corporation Releases Operating Results for First Quarter 2019

64% Q1 revenue growth and 650 bps gross margin improvement

Lexington, Mass. — May 9, 2019 —Quanterix Corporation (NASDAQ:QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced financial results for the three months ended March 31, 2019.

“We’ve made strong progress over the past quarter, which now marks our sixth consecutive quarter since the IPO of accelerated growth. In addition, we are achieving important goals in neurology and now oncology with the launch of our new SP-X™ Imaging and Detection System” said Kevin Hrusovsky, Chief Executive Officer, President and Chairman, Quanterix. “There is mounting evidence supporting our Simoa technology’s potential to transform virtually every category of medicine. The extreme precision and sensitivity of our expanding portfolio of instruments and platforms is fueling new insights on drug targets, disease progression biomarkers and new opportunities for patient stratification for clinical trials, transforming traditional approaches to drug development and precision medicine.”

First Quarter 2019 Financial Highlights

Key financial results for the first quarter are shown below:

•                  Q1 revenue of $12.3M versus prior year Q1 of $7.5M, an increase of 64%.

•                  Q1 instrument revenue of $3.4M versus prior year Q1 of $2.0M, an increase of 70%.

•                  Q1 consumables revenue was $6.1M versus prior year Q1 of $2.7M, an increase of 124%.

•                  Q1 Service and Other revenue totaled $2.8M versus prior year Q1 of $2.5M, an increase of 11%.

•                  Q1 gross margin was 48.7%, a 650 basis point improvement over the 42.2% in Q1 2018.

First Quarter 2019 Business Highlights

•                  Extended its footprint in oncology with the accelerated launch of its Simoa SP-X™ Imaging and Detection System, 10-Plex Simoa CorPlex Cytokine Panel, and broad menu of additional multiplex panels to further revolutionize cancer research, immunotherapy monitoring, and drug development.

•                  Expanded its leadership team with the hiring of Amol Chaubal as Chief Financial Officer (CFO), formerly the CFO of Global Operations at Smith & Nephew and North America CFO - Novartis Vaccines & Diagnostics, bringing with him more than 20 years of experience in diagnostics, pharmaceutical services and medical devices.

•                  Increased citations in peer-reviewed publications of scientific research further validating Simoa’s capabilities in oncology and neurology with several groundbreaking studies, including a seminal study in Nature, which used Simoa to show that the biomarker LIF can be a reliable marker to help monitor the progression of pancreatic cancer. This was widely covered for its potential to help diagnose the disease more quickly and efficiently, and was proposed as a promising new target to assist in drug development. Another study using Simoa was published in Nature showing that elevated Nf-L levels were present in blood 16 years before the diagnosis of Alzheimer’s disease, demonstrating promise as part of an earlier diagnostic work-up.  In total, Quanterix increased its number of third-party, peer-reviewed publications by 61, its strongest quarter ever, to a total of more than 500.

•                  Presented at the 37th Annual J.P. Morgan Healthcare Conference for the third year in a row, detailing Quanterix’ significant growth in its first year since becoming a public company.

•                  Presented and sponsored exhibits at critical industry conferences on the vital role of biomarkers to advance disease detection and therapeutics, including the 14th Annual Biomarkers Congress, Type 2 Immunity in Homeostasis and Disease, Molecular Med Tri-Con, 8th  Global Reverse Phase Protein Array Workshop, the 14th  International Conference on Alzheimer’s and Parkinson’s Diseases and American Association for Cancer Research Conference.

•                  Invited to speak at leading healthcare investor conferences including the 21st Annual Needham Growth Conference, the 8th  Annual Leerink Partners Global Healthcare Conference, and the 39th  Annual Cowen and Company Health Care Conference.

•                  Served as lead sponsor of the Boston, Mass. screening of “VINCIBLE The Documentary” — an inspiring true story that profiles the lives of several young adult cancer survivors who have lost their youth to the devastating disease.

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on May 9, 2019, at 4:30 p.m., EDT to discuss the Company’s financial results and business outlook. To access this call, dial (833) 686-9351 for domestic callers, or (612) 979-9890 for international callers. Please reference the following conference ID: 8955828.

A live webcast will be accessible on the Investors section of Quanterix’ website: http://www.quanterix.com. The webcast will be available on the Company’s website for one year following completion of the call.

Financial Highlights (in thousands)

Quanterix Statement of Operations

	Q1 2019	Q1 2018
Product Revenue	$9,547	$4,745
Service and other revenue	2,790	2,507
Collaboration revenue	0	269
Total revenue	$12,337	$7,521
Cost of product revenue	$4,248	$2,773
Cost of service revenue	2,082	1,576
Gross profit	$6,007	$3,172
Research and development	$3,684	$3,573
Selling, general and administrative	10,381	6,055
Stock comp expenses included in operating expenses	1,299	707
Total operating expenses	$15,364	$10,335
Interest income (expense), net	$21	$(24)
Other income (expense), net	(47)	(15)
Loss before income tax	$(9,383)	$(7,202)
Other income (expense), net	22	0
Net loss	$(9,405)	$(7,202)

Quanterix Balance Sheet

	03/31/2019	12/31/2018
Cash and cash equivalents	$33,972	$44,429
AR	7,303	6,792
Inventory	7,742	5,945
Prepaid and other	2,502	2,330
Total current assets	$51,519	$59,496
Restricted Cash	$1,019	$1,000
Property and equipment, net	8,582	2,923
Intangible assets and goodwill	3,506	3,656
Other non-current assets	550	536
Total assets	$65,176	$67,611
Accounts payable / accrued expenses	$11,039	$12,688
Deferred revenue	5,484	5,437
Current portion of long term debt	75	0
Lease incentive obligation	461	0
Total current liabilities	$17,059	$18,125
Deferred revenue, net of current portion	$431	$520
Long term debt	7,572	7,623
Lease incentive obligation, net of current portion	4,804	0
Other non-current liabilities	1,095	278
Total Liabilities	$30,961	$26,546
Total stockholder equity	$34,215	$41,065
Total liabilities and shareholders equity	$65,176	$67,611

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Lexington, Massachusetts. For additional Information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities

Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts:

Quanterix, Inc.

Amol Chaubal, CFO, 617-301-9495

achaubal@quanterix.com

PAN Communications

Lindsay Poole, 617-502-4300

quanterix@pancomm.com